UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 20, 2010

CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

381 Teaneck Road
Teaneck, New Jersey 07666
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (201) 530-1200

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01 of this Current Report on Form 8-K (the “Current Report”) which contains the disclosure incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement

On August 20, 2010, CDSS Wind Down, Inc., a Delaware corporation (“CDSS” or the “Company”) completed the acquisition of Green Energy Management Services, Inc., a Delaware corporation (“GEM”), in accordance with the Merger Agreement, dated as of March 29, 2010 (as amended, the “Merger Agreement”), by and among the Company, CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of the Company (“Acquisition Sub”), and GEM. Pursuant to the Merger Agreement, the Company consummated the acquisition of GEM through a reverse triangular merger in which Acquisition Sub, a wholly-owned subsidiary of the Company formed solely for the purpose of facilitating the merger, merged with GEM, and GEM became a wholly-owned subsidiary of the Company (the “Merger”). GEM’s business (which is described below) is now the Company’s only business. In connection with the Merger, the Company will change its name from “CDSS Wind Down, Inc.” to “Green Energy Management Services Holdings, Inc.”, change its trading symbol on the Over-The-Counter Bulletin Board (the “OTCBB”), which will be announced in a subsequent press release, and obtain a new CUSIP number for the Company’s common stock.

As a result of the Merger (i) each issued and outstanding share of GEM’s common stock (other than any Dissenting Shares (as defined below)) was automatically converted into 0.352 newly issued shares of the Company’s common stock, resulting in an aggregate of 351,691,756 fully paid and non-assessable shares of the Company’s common stock (representing approximately 80% of the fully-diluted shares of the Company’s common stock after the Closing after giving effect to the 1-for-3 reverse stock split referred to in Item 5.03 of this Current Report) issued to former stockholders of GEM, (ii) each share of GEM common stock held by a dissenting stockholder will be converted into the right to receive payment from the Company with respect thereto in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) all unissued and treasury shares of GEM common stock were canceled. Immediately after the Merger, after giving effect to the issuance of the shares of the Company’s common stock referred to above, the Company had 439,389,695 (post-reverse stock split) shares of common stock outstanding. In addition, prior to the Merger, Mr. Steven B. Solomon, the Chief Executive Officer and a director of the Company prior to the Merger, converted $29,684 of the outstanding principal amount under the convertible note issued to him by CDSS on August 27, 2008 (the “Solomon Note”) into 32,596,067 (post-reverse stock split) shares of the Company’s common stock, and in connection with the sale by the Company of the Shares and the Notes (each as defined below), as contemplated by the Merger Agreement, forgave the remaining balance of the Solomon Note in the amount of $20,946 (which would have been convertible into 23,000,000 (post-reverse stock split) shares of the Company’s common stock). As a result, the Solomon Note is no longer outstanding and will be canceled.

The reverse stock split has been effected under the DGCL and the Company expects that its trading price will reflect the reverse stock split as soon the reverse stock split is effected with FINRA, which the Company hopes will take place during the week of August 30, 2010. Unless otherwise indicated in this Current Report or the context otherwise requires, all share numbers are stated after giving effect to the 1-for-3 reverse stock split referred to in Item 5.03 of this Current Report.

In connection with the closing of the Merger, on August 19, 2010, CDSS’s board of directors increased the size of the board from five to seven members and appointed Mr. Michael Samuel and Mr. William D’Angelo to CDSS’ board of directors. Subsequently, on August 20, 2010, concurrently with the Closing, all of CDSS’ prior officers and directors (other than Messrs. Samuel and D’Angelo) then resigned from CDSS’ board of directors and from their positions as officers of CDSS. In addition, effective as of August 20, 2010, Mr. Samuel was appointed the Company’s Chairman, President and Chief Executive Officer and Mr. Robert Weinstein was appointed the Company’s Chief Financial Officer. Mr. Oren Moskowitz will remain as GEM’s Chief Technology Officer and Mr. John Morra III will remain as GEM’s President and Director of Project Development. Additional information regarding Messrs. Samuel, D’Angelo, Weinstein, Moskowitz and Morra is provided below.

For accounting purposes, the Merger is being accounted for as a reverse merger, since the Company was a shell company prior to the Merger, the former stockholders of GEM now own a majority of the issued and outstanding shares of the Company’s common stock and the directors and executive officers of GEM became the Company’s directors and executive officers. Accordingly, GEM is treated as the accounting acquiror in the Merger, which is treated as a recapitalization of GEM, and the pre-Merger financial statements of GEM will now be deemed to be the Company’s historical financial statements.

In connection with the Merger, the Company also changed its principal executive offices to those of GEM, which are located at 381 Teaneck Road, Teaneck, New Jersey 07666.

The foregoing descriptions are qualified by reference to the full text of the Merger Agreement, a copy of which was attached as Annex 3 to the definitive proxy statement filed by CDSS with the Securities and Exchange (the “SEC”) on June 18, 2010 (the “Proxy Statement”), and the Merger Agreement is incorporated herein by reference.

On August 23, 2010, the Company issued a press release regarding the closing of the Merger and the reverse stock split. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Stockholders’ Agreement

On August 20, 2010, in connection with the closing of the Merger (the “Closing”), the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with GEM, Mr. Samuel, Ice Nine, L.L.C., a 9.17% stockholder of the Company after the Merger (“Ice”), Mr. Solomon and the other directors and officers of CDSS prior to the Merger (Mr. Solomon, such officers and directors of CDSS prior to the Merger are collectively referred to herein as the “Holders”). Pursuant to the terms of the Stockholders’ Agreement, among other things, (i) Messrs. Samuel, Weinstein and D’Angelo, Ice and the other former stockholders of GEM agreed not to transfer, sell, assign, pledge or otherwise dispose of a portion of the shares of the Company’s common stock that they beneficially owned as of the Closing, other than certain permitted transfers to relatives, affiliates, family trusts and the like, for a period from August 20, 2010 until the one year anniversary after the date of effectiveness of the Form S-1 (as defined below) and (ii) for as long as the Stockholders’ Agreement continues to be in effect, the Holders agreed that any transferee to whom a Holder transfers shares of capital stock of the Company, whether voluntary or by operation of law, other than pursuant to a sale to the public in a transaction registered pursuant to the provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), or exempt therefrom pursuant to Rule 144 under the Securities Act, shall, as a condition of such transfer, agree in writing to be bound by the voting obligations imposed under the Stockholders’ Agreement on the transferor of such shares of capital stock of the Company.

In addition, under the terms of the Stockholders’ Agreement, the Company, the Holders, Mr. Samuel and Ice agreed that (i) the Company’s board of directors after the Merger shall consist of (a) Mr. Samuel, (b) one independent director designated by Mr. Samuel and (c) one additional independent director which shall be designated by Mr. Samuel and appointed to the Company’s Board of Directors as soon as reasonably practicable after the date of the Merger; provided that in the event the size of the board is increased, a majority of directors shall be independent directors, (ii) the Company shall use its best efforts to (a) file with the SEC within 30 days after the Closing (the “Filing Date”) a Registration Statement on Form S-1 (“Form S-1”) covering only the shares of the Company’s common stock owned by the Holders, (b) obtain the effectiveness of such Form S-1 from the SEC within 60 days after its filing; provided, that the Company shall not file any registration statement for a period ending 90 days after effectiveness of the Form S-1 and (c) if the Company and the Holders determine that shares held by Holders are not otherwise available for resale, the Company shall file, within 65 days after the Closing Date, a Registration Statement on Form S-8 (together with the Form S-1, the “Registration Statements”), and (iii) during the period ending 12 months after the Closing, should the Company require to issue shares of its common stock to finance its operations or expansion, as determined in the sole discretion of the Company’s board of directors, the Company may make a capital call on Ice to contribute and return to treasury stock of the Company up to 40,000,000 shares of the Company’s common stock owned by Ice (the “Annotated Shares”) sufficient to raise the additional capital without the issuance of additional shares of capital stock to ICE and without dilution to other Company stockholders (the “Additional Capital Amount”). In the event, the Registration Statements referred are not filed with, or the Form S-1 is not declared effective by, the SEC within the periods provided, the Company agreed to issue to the Holders shares of the Company’s common stock as liquidated damages in an amount equal to 1.5% of the Company’s shares of common stock received by former principal stockholders of GEM as part of the Merger (the “Liquidated Damages”), for each 15-day period (after the expiration of the period provided) that such failure continues (up to 3.0% in event of both requirements are not satisfied within the same 15-day period). At the sole discretion of Ice, Ice may fulfill its obligation described in clause (iii) above by contributing cash to the Company equal to the Additional Capital Amount.

Pursuant to the terms of the Stockholders’ Agreement, all officers and directors of GEM and certain former stockholders of GEM entered into lockup agreements in the form of Exhibit C to the Stockholders’ Agreement (a “Lockup Agreement”), in the duration from the Closing Date until the one year anniversary after the date of effectiveness of the Form S-1 (the “Effectiveness Date”), except that Mr. Samuel’s and GEM Lighting, L.L.C.’s Lockup Agreements were in the duration from the Closing Date until 180 days after the Effectiveness Date and Ice, Peter Barrios (a member of the board of directors of GEM) and Omni Consulting, L.L.C. (whose sole member is Mr. Barrios) did not enter into a Lockup Agreement. Under each Lock Agreement, the person party thereto, agreed for the duration of the agreement, subject to certain exceptions, not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock or any securities convertible into or exchangeable or exercisable for common stock, acquired by such person pursuant to the Merger Agreement (collectively, the “Lockup Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lockup Securities, whether any such swap or transaction is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise. During the lockup period, such persons may freely sell shares of the Company’s common stock purchased by such persons on the open market following the Closing Date.

Share Subscription Agreement and Note Subscription Agreements

As contemplated by the Merger Agreement, on July 29, 2010, the Company entered into a Subscription Agreement (the “Share Purchase Agreement”) with one accredited investor party thereto (the “Share Investor”). Pursuant to the Share Purchase Agreement, the Share Investor purchased 2,000,000 shares (the “Shares”) of the Company’s common stock (on a post-reverse stock split basis) in a private placement for gross proceeds of approximately $100,000 (the “Share Proceeds”). In addition, as contemplated by the Merger Agreement, on July 29, 2010 and August 20, 2010, the Company also entered into Subscription Agreements (the “Note Purchase Agreements”, and collectively with the Share Purchase Agreement, the “Purchase Agreements”) with accredited investors party thereto (the “Note Investors”, and collectively with the Share Investor, the “Investors”). Pursuant to the Note Purchase Agreements, the Note Investors purchased convertible promissory notes (the “Notes”) in the aggregate amount of $1,050,000 (the “Notes Proceeds”, and together with the Share Proceeds, the “Proceeds”). As part of the sale of the Notes on August 20, 2010, Mr. Solomon purchased Notes in the amount of $150,000.

The Notes mature on December 31, 2011, do not accrue interest, and are convertible into shares of the Company’s common stock at the Company’s option or at the option of the holder at $0.05 cents per share (on a post-reverse stock split basis). The Purchase Agreements contain certain registration rights and Liquidated Damages terms substantially similar to what was provided to the Holders under the Stockholders’ Agreement.

CDSS/GEM Promissory Notes

On July 29, 2010 and August 20, 2010, GEM issued two promissory notes to CDSS (the “CDSS Notes”), pursuant to which CDSS loaned to GEM $500,000 and $600,000 of the Note Proceeds, respectively. The CDSS Notes are due and payable on December 31, 2010, and bear an interest rate of 6% per year. The parties further agreed that $50,000 of the Proceeds will be provided to GEM on the Filing Date and the remainder $100,000 of the Proceeds will be used to satisfy all of CDSS’ expenses and fees incurred prior to the Merger. As a result of the Merger, the Company intends to cancel the CDSS Notes. The Company intends to use the net proceeds from these financing transactions for working capital and general corporate purposes.

All of the aforementioned securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. The securities were not offered pursuant to a general solicitation and each of the persons and/or entities receiving the securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act) and the purchasers of these securities represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

As contemplated by the Merger Agreement and the Stockholders’ Agreement, in connection with the sale of the Shares and the Notes, Mr. Solomon forgave a portion of the Solomon Note in the amount of $20,946, sufficient for the Company to raise the Proceeds (which includes the Share Proceeds from the sale of the Shares) without dilution to other CDSS stockholders. The forgiven portion of the Solomon Note would have otherwise been convertible into 23,000,000 shares of the Company’s common stock.

The foregoing descriptions are qualified by reference to the full text of the Stockholders’ Agreement, a copy of which is attached to this Current Report as Exhibit 10.7, incorporated herein by reference, and the Note Purchase Agreement, the form of the Note and the Share Purchase Agreement, copies of which were attached to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010, as Exhibits 10.1, 10.2 and 10.3, respectively, incorporated herein by reference.

Form 10 Disclosure - Description of GEM

Prior to closing of the Merger, CDSS was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Accordingly, set forth below is the information that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references below to “we,” “us” and the “Company” refer to CDSS Wind Down, Inc., together with GEM, its wholly-owned subsidiary, all references to “GEM” refer only to Green Energy Management Services, Inc. and all references to “CDSS” refer only to CDSS Wind Down, Inc. as it existed prior to the Merger. The following is a description of the Company after giving effect to the Merger described in this Item 2.01.

Business

Based in the Northeast, United States, GEM is a full service, national energy management company. GEM provides its clients all forms of energy efficiency solutions mainly based in two functional areas: energy efficient lighting upgrades and renewable energy generation. GEM is primarily involved in the distribution of energy efficient light induction units (the “Units”) to end users who utilize substantial quantities of electricity. It maintains business operations on a nationwide basis, distributing products and services to municipal and commercial customers. Industry participants focus on assisting clients to effectively maximize their energy efficiency potential and couple that with maximizing their renewable energy potential.

GEM provides energy-saving technologies under long-term, fixed-price contracts. GEM provides and installs, on a turnkey basis technology which should reduce, by between 50-70%, their monthly electric costs. GEM captures a significant portion of this benefit over the life of the contract, in exchange for providing the equipment, management and technical expertise.

Addressing the energy efficiency arena, GEM concentrates its marketing efforts within geographic regions exhibiting higher than average per kilowatt hour utility rates and having energy customers who consume higher than average quantities of energy. GEM develops an energy efficiency/energy management program which, potentially, provides end-users alternatives to decrease their energy consumption. Additionally, in many instances, GEM assumes the management and maintenance of its clients’ lighting needs which affords its clients greater labor efficiencies.

Additional information on GEM may be found at www.gempowered.com. The content on GEM’s website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. For a full description of the Company’s business, see the section entitled “Information About GEM ― Business of GEM” in the Proxy Statement beginning on page 50.

Employees

As of June 30, 2010, the Company had 3 full-time employees. In addition, the Company had a consulting agreement with Peter Barrios, a member of the board of directors of GEM, to provide accounting services. GEM also may contract for the services of independent consultants involved in renewable energy, regulatory, accounting, financial and other disciplines, as needed. None of its employees are represented by labor unions or covered by any collective bargaining agreement. The Company believes that it has a good relationship with its employees.

Available Information

The Company’s Internet address is www.gempowered.com. The content on the Company’s website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report.

The Company will make available through its Internet website under the heading “Investor Relations”, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports after the Company electronically files such materials with the SEC. Copies of the Company’s key corporate governance documents, including its Code of Ethics, and charters for the Audit Committee and the Compensation Committee, when such committees are put in place and such charters are adopted, will also available on the Company’s website.

The Company’s filed Annual and Quarterly Reports, proxy statements and other reports previously filed with the SEC will also be available to the public through the SEC’s website at http://www.sec.gov. Materials the Company files with the SEC may also be read and copied at the SEC’s Public Reference Room at 100F Street, NE, Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Risk Factors

The risks associated with GEM’s business and the Company are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 28.

Selected Financial Data

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of GEM

Management’s discussion and analysis with respect to GEM is described in the Proxy Statement in the section entitled “Information About GEM ― Management’s Discussion and Analysis” beginning on page 51.

Quantitative and Qualitative Disclosures about Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

Properties

The Company has leased principal executives office comprised of approximately 1,500 square feet located at 381 Teaneck Road, Teaneck, New Jersey 07666 and sales office comprised of approximately 400 square feet located at 3401 North Miami Avenue, Suite 240, Miami, Florida 33127. Lease payments at fiscal year ending December 31, 2010, are $4,500 per month for the Teaneck office and are due on a month-to-month basis. The office space in Miami is provided to the Company by Mr. Samuel, the Company’s Chairman, President, Chief Executive Officer and director, on a no-fee basis. The Company sublets approximately 500 square feet of its Teaneck office space to a certain stockholder of the Company in consideration of monthly payments of $1,500, which the Company believes represent market rates. The Company does not own any real property. The Company considers these facilities to be suitable and adequate for the management and operation of its business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of August 20, 2010 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock after the Closing;

•	each of the Company’s officers and directors after the Closing;

•	and all of the Company’s officers and directors after the Closing as a group.

The percentage of beneficial ownership set forth below is based upon 439,389,695 shares of the Company’s common stock issued and outstanding as of the close of business on August 20, 2010 and includes the shares that were issued to the former stockholders of GEM as part of the Merger. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of class
Michael Samuel (2)	–	–

Robert Weinstein	5,495,184	1.25%

William D’Angelo	–	–

GEM Lighting, L.L.C. (2)	65,623,216	14.94%

Steven B. Solomon (3)	58,547,562	13.23%

Ocean Drive Investments, L.L.C. (4)	41,575,242	9.46%

Ice Nine, L.L.C. (5)	40,302,643	9.17%

Watz Enterprises, L.L.C. (6)	39,387,071	8.96%

Tzameret Holdings, L.L.C. (7)	22,259,803	5.07%

All directors and executive officers as a group (3 persons)	5,495,184	1.25%

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Green Energy Management Services, Inc., 381 Teaneck Road, Teaneck, NJ 07666.

(2)
Although Mr. Samuel does not have direct beneficial ownership of any of the Company’s shares of common stock, his wife, Ms. Deborah Samuel, and his son, Jonathan Samuel, are the sole two members of GEM Lighting, L.L.C., which beneficially owns 65,623,216 shares of the Company’s common stock. Ms. Samuel and Mr. Jonathan Samuel have the shared voting and investment power over the reported securities. In addition, Ms. Samuel owns convertible promissory notes issued by the Company on July 29, 2010, convertible into 550,000 shares of the Company’s common stock.

(3)
Includes (i) 55,547,562 shares of the Company’s common stock and (ii) convertible promissory notes issued by the Company on August 20, 2010, convertible into 3,000,000 shares of the Company’s common stock. Mr. Solomon’s address is 2100 McKinney Ave Suite 1500, Dallas, TX 75201.

(4)
John Morra III, President and Director of Project Development of GEM, has an indirect beneficial ownership interest in the Company’s shares of common stock reported herein as the managing member of Ocean Drive Investments, L.L.C. Mr. Morra has the sole voting and investment power over the reported securities.

(5)
The address of Ice Nine, L.L.C. is 2251 Drusilla Lane, Suite B, Baton Rouge, Louisiana 70809. Robert Sawyer, the sole managing member of Ice Nine, L.L.C., has the sole voting and investment power over the reported shares.

(6)
The address of Watz Enterprises, L.L.C. is 381 Teaneck Road, Teaneck, NJ 07666. Mark Deleonardis, as the managing member of Watz Enterprises, L.L.C., has the sole voting and investment power over the reported shares.

(7)
Includes (i) 21,859,803 shares of the Company’s common stock and (ii) convertible promissory notes issued by the Company on August 20, 2010, convertible into 400,000 shares of the Company’s common stock. Oren Moskowitz, GEM’s Chief Technology Officer, has an indirect beneficial ownership interest in the Company’s shares of common stock reported herein as the managing member of Tzameret Holdings, L.L.C. Mr. Moskowitz, has the sole voting and investment power over the reported shares.

Directors and Executive Officers

The Company’s current directors and executive officers after the Closing of the Merger are as follows:

Name	Age	Position	Director Since
Directors and Executive Officers
Michael Samuel	53	Chairman, President and Chief Executive Officer, Director	August 2010

Robert Weinstein	50	Chief Financial Officer

William D’Angelo	54	Director	August 2010

Key Employees
Oren Moskowitz	27	Chief Technology Officer of Green Energy Management Services, Inc.

John Morra III	47	President and Director of Project Development of Green Energy Management Services, Inc.

Each of the Company’s directors will serve until their respective successors are elected and qualified. The Company’s officers serve at the pleasure of the Company’s board of directors.

Biographical Information

Executive Officers and Directors

MICHAEL SAMUEL. Mr. Samuel has been the Chairman and Chief Executive Officer of GEM since March 2010 and became the Chairman and Chief Executive Officer of the Company in August 2010 in connection with the Merger. Since 2007, Mr. Samuel has been a principal of SamDevelop, a progressive real estate investment and development firm. SamDevelop has developed and managed over fifty projects in New York, San Francisco, Virginia, Florida and New Orleans. The portfolio of SamDevelop encompasses projects valued in excess of $2.2 billion. From 1997 to 2007, Mr. Samuel founded and operated Samuel & Co, for which he was instrumental in the master planning of ventures, from overseeing day-to-day operations, construction development to financial analysis of the project. In addition to Mr. Samuel’s extensive experience and successful track record in real estate development, Mr. Samuel acquired Citywide Management Inc., a property management and full-service building maintenance firm based in Port Washington, New York, which he sold in September 2001. On December 23, 2009, Market Street Properties, L.L.C., a limited liability company in which a limited liability company partially owned by Mr. Samuel had a membership interest and served on the management committee, filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Mr. Samuel received his Bachelor of Science degree in Economics from Queens College.

Key Attributes, Experience and Skills: Mr. Samuel’s background as the Chairman and Chief Executive Officer of GEM and his day-to-day leadership of GEM enables him to bring to our board of directors valuable insights and perspectives about GEM, the energy efficiency and renewable energy industry and the global markets and economies, including a thorough understanding of the Company’s business, operations and prospects. Also, Mr. Samuel’s extensive real estate development experience allows him to provide insight into many of GEM’s prospective real estate-based clients.

ROBERT WEINSTEIN. Mr. Weinstein was appointed as the Chief Financial Officer of GEM in April 2010 and became the Chief Financial Officer of the Company in August 2010 in connection with the Merger. Prior to joining GEM, from August 2007 to April 2010, Mr. Weinstein served as the Chief Financial Officer for Xcorporeal, Inc., a publicly traded, development-stage medical device company which was sold to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide, in March 2010. Prior to joining Xcorporeal, Mr. Weinstein was Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services), New York, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From 2003 to 2004, Mr. Weinstein served as the Chief Financial Officer of Able Laboratories, Inc., located in Cranbury, New Jersey, which was a developer and manufacturer of generic pharmaceutical products in tablet, capsule, liquid and suppository dosage forms and which subsequently filed for Chapter 11 bankruptcy protection in July 2005, which bankruptcy was not accounting-related. From 2002 until 2003, Mr. Weinstein served as Acting Chief Financial Officer for Eurotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A in Finance & International Business from the University of Chicago, Graduate School of Business and a Bachelor of Science in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

WILLIAM “CHIP” D’ANGELO. Mr. D’Angelo has been a member of the board of directors of GEM since March 2010 and became a director of the Company in August 2010 in connection with the Merger. Since 1992, Mr. D’Angelo has been serving as the President of WCD Group, a multi-faceted enterprise, comprised of several wholly-owned businesses specializing in various aspects of the environmental and construction industry, founded by Mr. D’Angelo. From 2000 to 2002, Mr. D’Angelo served as Vice President of Business Development for McGraw-Hill Construction, a provider of construction market analysis, forecasts and trends for the design and construction industry. Mr. D’Angelo has over 27 years of experience in managing and growing environmental service, industrial hygiene, laboratory, engineering, and contracting businesses, as well as extensive hands on experience in operations, finance, sales & marketing, and environmental program management. His additional experience includes raising capital and mergers & acquisitions in both public and private firms and Mr. D’Angelo has recent experience in Internet applications to the construction and engineering industries, e-commerce, and web-based supply chain management. Mr. D’Angelo has also provided industry information for six publications in the environmental sciences field. Mr. D’Angelo received his B.S. Environmental Sciences at Montclair State University and has numerous professional certificates and achievements in his field.

Key Attributes, Experience and Skills: In addition to the professional background and experience, senior- and executive-level policy-making positions and intangible attributes, Mr. D’Angelo, through his service over the course of eighteen years as President of WCD Consultants, an independent executive management consulting company to the environmental, health and safety industry, as well as executive positions at other companies, possesses 27 years of experience in managing and growing environmental service, industrial hygiene, laboratory, engineering, and contracting businesses, as well as extensive hands on experience in operations, finance, sales & marketing, and environmental program management and raising capital and mergers & acquisitions in both public and private firms, provides the Company’s board of directors with an executive and leadership perspective on the management and operations of a public company.

Key Employees

OREN MOSKOWITZ. Mr. Moskowitz was appointed the Chief Technology Officer of GEM and to its board of directors in March 2010. Mr. Moskowitz’s responsibilities at GEM focuses on energy efficiency product implementation as well as market strategy. Mr. Moskowitz has extensive knowledge and experience in energy efficiency work and sustainable business practices. Prior to joining GEM, Moskowitz founded Jade Revolution in 2008, a renewable energy company, specializing in the commercial application of renewable energy solutions helping off-takers minimize their carbon footprint while maximizing their renewable energy potential. In addition, in 2008, Mr. Moskowitz worked as a consultant in formulating sustainability programs for companies affording them the ability to make their commercial real estate portfolio companies as energy efficient as possible. Mr. Moskowitz received his Juris Doctor from The University of Miami and his Bachelor of Science in Politics and Economics from Brandeis University.

JOHN MORRA III. Mr. Morra was appointed the President and Director of Project Development of GEM in May 2010. Mr. Morra’s responsibilities at GEM focus on designing, estimating, purchasing and managing all current and future GEM projects. Mr. Morra has extensive knowledge and experience in energy efficiency work relating to project execution. Mr. Morra formed Southside Electric Corp. in 1989 which merged into GEM in May 2010. Mr. Morra attended Bergen Technical School for project management and estimation and is currently a member of International Brotherhood of Electrical Workers Local Union 164.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director and Executive Officer Compensation

Except as described below, the compensation of GEM’s directors and executive officers is described in the Proxy Statement in the sections entitled “Information About GEM ― Executive Compensation” beginning on page 56. Additional disclosure regarding the terms of each of the employment agreements between the Company and/or GEM and Messrs. Samuel, Weinstein and Morra is described in the Proxy Statement in the section entitled “Information About GEM ― Compensation Agreements” beginning on page 56.

Chief Executive Officer - On August 20, 2010, Michael Samuel entered into an Employment Agreement with the Company with an initial term of two years, with automatic one year renewals, which Employment Agreement. His annual base salary is $270,000 per annum with annual adjustments pursuant to the applicable regional CPI. Mr. Samuel will be entitled to receive an annual bonus at the discretion of the Company’s board of directors based on performance goals and targeted at 50% of his annual salary and any perquisites and other fringe benefits provided to other executives. In the event Mr. Samuel is terminated by us without Cause (as defined in the Employment Agreement) or due to his death or he resigns for Good Reason (as defined in the Employment Agreement), we will be obligated to pay Mr. Samuel in a lump sum an amount equal to 6 months salary and benefits, payable within 30 days following such termination, plus any accrued but unused vacation (the “Termination Benefits”). In addition, if Mr. Samuel elects health care continuation coverage under COBRA, the Company shall pay for such health insurance coverage for a period of 12 months following the termination of his employment, at the same rate as it pays for health insurance coverage for its active employees (with Mr. Samuel required to pay for any employee-paid portion of such coverage) (the “COBRA Benefits”). After the 12-month continuation period concludes, Mr. Samuel shall be responsible for the payment of all premiums attributable to COBRA continuation coverage at the same rate as the Company charges all COBRA beneficiaries. If Mr. Samuel’s employment is terminated during his employment term by (x) the Company for Cause, (y) Mr. Samuel for any reason other than Good Reason or (z) due to his Disability (as defined in the Employment Agreement), then he will not be entitled to receive the Termination Benefits or the COBRA Benefits, and shall only be entitled to his Accrued Benefits (as defined in the Employment Agreement).

Certain Relationships and Related Transactions, and Director Independence

Independence of Directors

The Company’s board of directors has determined that Mr. D’Angelo is independent within the meaning of applicable listing rules of The New York Stock Exchange, as amended from time to time and the rules promulgated by the SEC. The Company anticipates that it will add additional independent directors. As of August 20, 2010, the Company’s board of directors does not have a separately designated Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee and anticipates forming such committees and obtaining an audit committee financial expert.

Transactions With Related Persons

The description of CDSS’ related party transactions is included under the section entitled “Information About CDSS ― Certain Relationships and Related Transactions, and Director Independence” beginning on page 68 of the Proxy Statement.

GEM’s wholly owned subsidiary, GEM-New Jersey d/b/a Southside Electric Company, Inc., employs its President’s sister as its Controller. In addition, the son of Mr. Samuel, GEM’s Chairman, President, Chief Executive Officers and director, who also has an indirect beneficial owner of the Company through his membership interests in GEM Lighting, L.L.C., acts as a salesperson for GEM.

Legal Proceedings

From time to time the Company may be subject to litigation or other legal proceedings arising in the ordinary course of business. As of June 30, 2010, the Company was not a party to any material pending legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Since May 5, 2006, the Company’s common stock has been quoted on the OTCBB under the symbol “CWDW”. In connection with the Merger, the Company will change its trading symbol and will announced its new symbol in a subsequent press release. On August 20, 2010, the last quoted sale price of the Company’s common stock was $0.075.

There is no established public trading market for the shares of common stock of GEM because it was a private company prior to the Merger.

The following table sets forth, for the calendar quarter indicated, the quarterly closing high and low bid information of the Company’s common stock, warrants and units as reported on the OTCBB. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

	Common Stock
	High	Low
Fiscal Year Ended December 31, 2008
First Quarter	0.004	0.002
Second Quarter	0.0045	0.001
Third Quarter	0.005	0.001
Fourth Quarter	0.003	0.0005
Fiscal Year Ended December 31, 2009
First Quarter	0.007	0.001
Second Quarter	0.004	0.0009
Third Quarter	0.023	0.015
Fourth Quarter	0.13	0.02
Fiscal Year Ending December 31, 2010
First Quarter	0.10	0.015
Second Quarter	0.063	0.034
Third Quarter (through August 20, 2010)	0.08	0.04

Holders

As of August 19, 2010, there were approximately 825 holders of record of the Company’s common stock.

Dividends

CDSS and GEM have not paid any cash dividends on their common stock to date and do not intend to pay cash dividends in the near future. The payment of dividends in the future will be contingent upon Company’s revenues and earnings, if any, capital requirements and general financial condition of the Company subsequent to the Merger will be within the discretion of the Company’s board of directors. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, its board of directors does not anticipate declaring any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

None as GEM has no equity compensation plans.

Recent Sales of Unregistered Securities; Use of Proceeds From Registered Securities.

On August 27, 2008, the Company and Steven B. Solomon, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the “Note”). The Note represents advances of approximately $69,451 by Mr. Solomon to the Company through the issue date of the Note. The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon. If the Note had been converted in full at December 31, 2009, Mr. Solomon would have received 228,788,200 shares of the Company’s common stock resulting in a beneficial ownership of approximately 90% of the Company’s then issued and outstanding common stock.

Prior to the Merger, GEM’s founders, officers, directors and certain employees received founder shares of GEM’s common stock which were as a result of the Merger were automatically converted into an aggregate of 351,691,756 shares of the Company’s common stock.

In addition, please see Item 2.01 ─ “Share Subscription Agreement and Note Subscription Agreements” above for information with respect to other sales of unregistered securities by the Company.

These securities were offered in a privately negotiated transaction and no form of general solicitation or general advertising was used to offer or sell these shares. Each purchaser represented that he or it was an accredited investor within the meaning of Regulation D under the Securities Act.

Description of GEM’s Securities

As a result of the Merger, the Company amended and restated its Certificate of Incorporation and Bylaws to be substantially similar to the Certificate of Incorporation and Bylaws of GEM immediately prior to the Merger. In addition, as a result of the Merger, the Company (i) increased its authorized shares of common stock from 100,000,000 shares to 500,000,000 shares and (ii) reduced the par value per share of its common stock from $0.01 to $0.0001 per share. Subject to these changes, the description of the Company’s capital stock is included under the section entitled “Description of GEM Capital Stock” beginning on page 59 of the Proxy Statement.

Indemnification of Directors and Officers and Limitations on Liability

Certificate of Incorporation and Bylaws

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide a right to indemnification to the fullest extent permitted by law to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in our right or otherwise, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was the Company’s director or officer or is or was serving at its request as a director or officer of another corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise, and that such person will be indemnified and held harmless by the Company to the fullest extent authorized by, and subject to the conditions and procedures set forth in the DGCL, against all judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). The Company’s Amended and Restated Bylaws authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Company’s board of directors so determines, by purchasing and maintaining insurance. In addition, the Company’s Amended and Restated Certificate of Incorporation provides that, subject to certain limitations, an indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

The Company’s Amended and Restated Certificate of Incorporation provides that none of the Company’s directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	the payment of unlawful dividends and unlawful repurchase or redemption of the Company’s capital stock prohibited by the DGCL, and

•	any transaction from which the director derived any improper personal benefits.

The effect of this provision of the Company’s Amended and Restated Certificate of incorporation is to eliminate the Company’s rights and the rights of its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.

Indemnification Agreements

The Company intends to enter into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Company and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial statements and supplementary data of GEM, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Resignation of KBA Group LLP:

Effective June 1, 2009, KBA Group LLP (“KBA”) joined BKD, LLP. As a result, On June 3, 2009, KBA resigned as CDSS’ independent registered public accounting firm. The reports issued by KBA on the financial statements for the then two most recent fiscal years ended December 31, 2008 and 2007 of CDSS did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report issued by KBA on the financial statements for the most recent fiscal year of CDSS was modified to include an explanatory paragraph describing that CDSS reports on the liquidation basis of accounting.

In connection with its audits for the two then most recent fiscal years ended December 31, 2008 and 2007 and through June 3, 2009, the date on which KBA notified CDSS of its intention to resign, there were no disagreements with KBA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBA, would have caused KBA to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years; and (b) except as set forth below, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

As discussed in Part, Item 4(T) of CDSS’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 20, 2009, and Part II, Item 9A(T) of CDSS’ Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2007, filed with the SEC on April 15, 2009 and April 14, 2008, respectively, certain internal control deficiencies were identified as a result of material weaknesses in CDSS’ internal controls over its documentation and a lack of segregation of duties due to its limited size while it is in the wind down of its business (the “Reportable Event”). The material weakness identified did not result in the restatement of any previously reported financial statements or any other related financial disclosure, nor does management believe that it had any effect on the accuracy of the Company’s financial statements for the reporting periods. CDSS has authorized KBA to respond fully to the inquiries of its successor independent registered public accounting firm concerning theses material weaknesses.

CDSS provided KBA with a copy of the disclosures it made in response to Item 304(a) of Regulation S-K in its Current Report on Form 8-K filed with the SEC on June 9, 2009, prior to its filing with the SEC, and requested that KBA furnish it with a letter addressed to the SEC stating its agreement with the statements concerning KBA in such Current Report on Form 8-K. A copy of the letter, dated June 3, 2009, was filed as Exhibit 16.1 to such Current Report on Form 8-K.

CDSS’ then existing audit committee was notified of the resignation and the reasons for the resignation of KBA as CDSS’ certifying accountant.

Engagement of MaloneBailey, LLP:

On July 29, 2009, CDSS reported that it had engaged MaloneBailey, LLP (“M&B”) as its independent registered public accounting firm for the fiscal year ending December 31, 2009 to replace KBA. The engagement of M&B was effective as of July 24, 2009.

During CDSS’ then two most recent fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period though July 24, 2009, the effective date of M&B’s engagement by CDSS, neither CDSS nor anyone on its behalf consulted with M&B regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CDSS’ financial statements, and M&B did not provide either a written report or oral advice to CDSS that was an important factor considered by CDSS in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K, including the Reportable Event described above.

The decision to engage M&B was approved by the then existing board of directors of CDSS.

Change of Accountants in Connection with the Merger

As a result of the Merger, effective as of August 20, 2010, there was deemed to be a change of the Company’s independent registered public accounting firm. The Company has selected MaloneBailey, LLP to continue as the Company’s independent registered public accounting firm and Hannis T. Bourgeois (“HTB”) will not act as the Company’s independent registered public accounting firm.

Except as set forth herein, HTB’s report on the Company’s financial statements for the past two fiscal years ended December 31, 2009 and 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, HTB’s report on such financial statements contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the two fiscal years ended December 31, 2009 and 2008, and the subsequent interim period through August  20, 2010, the date of dismissal of HTB by the Company, the Company did not have any disagreements with HTB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of HTB, would have caused it to make reference to the subject matter of this disagreement(s) in connection with its report.

The Company requested HTB to furnish it a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the HTB’s letter will be filed as Exhibit 16.1 by an amendment to this Current Report.

The decision to change the Company’s  independent registered public accounting firm was approved by the Company’s board of directors.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 2.01 of this Current Report which contains the disclosure incorporated herein by reference. This Current Report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The Shares and the Notes have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements. These securities were offered in a privately negotiated transaction and no form of general solicitation or general advertising was used to offer or sell these shares. Each purchaser represented that he or it was an accredited investor within the meaning of Regulation D under the Securities Act.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

See Item 2.01 of this Current Report which contains the disclosure incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

As a result of the transactions contemplated under the Merger Agreement, a change of control of CDSS occurred. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2010, concurrently with the closing of the Merger, CDSS’s board of directors increased the size of the board from five to seven members and appointed Messrs. Samuel and D’Angelo to the board to fill the vacancies created. Messrs. Samuel and D’Angelo were elected to the Company’s board of directors pursuant to the terms of the Merger Agreement described in the Proxy Statement. Effective as of August 20, 2010, Mr. Samuel was appointed as the Company’s Chairman, President and Chief Executive Officer, Mr. Weinstein was appointed as the Company’s Chief Financial Officer, Mr. Moskowitz will remain as GEM’s Chief Technology Officer and Mr. Morra III will remain as the President and Director of Project Development of Subsidiary of GEM. Additional information regarding Messrs. Samuel, D’Angelo, Weinstein, Moskowitz and Morra III, including the description of the Merger Agreement pursuant to which such persons were appointed as directors of the Company, is provided above in Item 2.01.

Additionally, on August 20, 2010, concurrently with the Closing of the Merger, Mr. Solomon, Chairman, President, Chief Executive Officer, Secretary and Acting Chief Financial Officer, resigned from all of his positions held with the Company and Major General (Ret) John Leide, Chris A. Economou, Joe M. Allbaugh and Mark Rogers resigned from their positions as directors of the Company. Messrs. Solomon, Leide, Economou, Allbaugh and Rogers did not make their decision to resign as the result of any disagreement with the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 18, 2010, prior to the Closing of the Merger, the Company filed with the Secretary of State of the State of Delaware (the “DE SoS”) (i) a Certificate of Amendment to its Certificate of Incorporation to effect a reverse stock split of the Company’s issued common stock, on the basis of issuing 1 share of common stock in exchange for each 3 shares of common stock, and (ii) a Certificate of Amendment to its Certificate of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares to 500,000,000 shares and reduce the par value per share from $0.01 to $0.0001 per share. On August 20, 2010, the Company also filed with the DE SoS a Certificate of Merger effecting the merger of CDSS Merger Corporation and GEM, with GEM being the surviving corporation.

The foregoing descriptions are qualified by reference to, and the material terms of the Company’s Certificate of Merger and the two Certificates of Amendment are described in, the Proxy Statement. Copies of such documents are filed as Exhibits 2.5, 3.2 and 3.3, respectively, to this Current Report.

Item 5.06.  Change in Shell Company Status.

As described in Item 2.01, on August 20, 2010, the Company completed the merger of CDSS Merger Corporation and GEM, as a result of which GEM became the Company’s wholly-owned subsidiary. As a result of Merger, the Company is no longer a shell company as defined in Rule 12b-2 of the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(a)  The audited financial statements of GEM for the fiscal years ended December 31, 2009 and 2008, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K have been previously filed in the Company’s Proxy Statement. The unaudited interim financial statements of GEM for the six-month period ended June 30, 2010, required to be filed pursuant to Items 9.01(a) and (c) of Form 8-K are filed as Exhibit 99.2 to this Current Report.

(b)  The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K are filed as Exhibit 99.3 to this Current Report.

(c)  See Item 9.01(a) and (b) above.

(d)  Exhibits.

Exhibit Number	Exhibit	Incorporated by Reference to the Following Documents
2.1	Merger Agreement, dated as of April 29, 2010, by and among CDSS Wind Down, Inc., CDSS Merger Corporation and Green Energy Management Services, Inc.	Current Report on Form 8-K (File No. 000-33491), filed March 31, 2010, Exhibit 10.1
2.2	Amendment No. 1 to the Merger Agreement, dated as of April 30, 2010, by and among CDSS Wind Down, Inc., CDSS Merger Corporation and Green Energy Management Services, Inc.	Current Report on Form 8-K (File No. 000-33491), filed April 30, 2010, Exhibit 10.1
2.3	Amendment No. 2 to the Merger Agreement, dated as of June 16, 2010, by and among CDSS Wind Down, Inc., CDSS Merger Corporation and Green Energy Management Services, Inc.	Current Report on Form 8-K (File No. 000-33491), filed June 18, 2010, Exhibit 10.1
2.4	Amendment No. 3 to the Merger Agreement, effective as of July 22, 2010, by and among CDSS Wind Down, Inc., CDSS Merger Corporation and Green Energy Management Services, Inc.	Supplement to Definitive Information Statement on Schedule 14C (No. 000-33491), filed July 26, 2010, Annex 1
2.5	Certificate of Merger filed with the Secretary of State of the State of Delaware on August 20, 2010, effecting the merger of CDSS Merger Corporation and Green Energy Management Services, Inc.	*
3.1	Amended and Restated Certificate of Incorporation of CDSS Wind Down, Inc.	Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.1
3.2
Certificate of Amendment to the Certificate of Incorporation of CDSS Wind Down, Inc., filed with the Secretary of State of the State of Delaware on August 18, 2010, effecting the 1 for 3 reverse stock split of all of CDSS Wind Down, Inc.’s common stock
*

3.3
Certificate of Amendment to the Certificate of Incorporation of CDSS Wind Down, Inc., filed with the Secretary of State of the State of Delaware on August 18, 2010, increasing the number of authorized shares of common stock from 100,000,000 to 500,000,000 and reducing the par value per share from $0.01 to $0.0001 per share.
*
3.4	Amended and Restated Bylaws of CDSS Wind Down, Inc.	Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.2
10.1	Form of Subscription Agreement for shares of common stock, between CDSS Wind Down, Inc. and a certain investor party thereto.	Current Report on Form 8-K (File No. 000-33491), filed August 4, 2009, Exhibit 10.1
10.2	Form of Subscription Agreement for convertible notes, among CDSS Wind Down, Inc. and certain investors party thereto.	Current Report on Form 8-K (File No. 000-33491), filed August 4, 2009, Exhibit 10.2
10.3	Form of convertible Promissory Note.	Current Report on Form 8-K (File No. 000-33491), filed August 4, 2009, Exhibit 10.3
10.4†	Employment Agreement, dated as of August 20, 2010, between Michael Samuel and CDSS Wind Down, Inc.	*
10.5†	Employment Agreement, dated as of April 15, 2010, between Robert Weinstein and Green Energy Management Services, Inc.	*
10.6	Promissory Note, dated as of July 29, 2010, issued by Green Energy Management Services, Inc. to CDSS Wind Down Inc.	Current Report on Form 8-K (File No. 000-33491), filed August 4, 2009, Exhibit 10.4
10.7
Stockholders’ Agreement, dated as of August 20, 2010, by and among by and among CDSS Wind Down, Inc., Green Energy Management Services, Inc., Michael Samuel, Ice Nine, L.L.C. and the persons identified on Exhibit A thereto
*
10.8	Promissory Note, dated as of August 20, 2010, issued by Green Energy Management Services, Inc. to CDSS Wind Down Inc.	*
16.1	Letter from KBA Group LLP to the Securities and Exchange Commission, dated June 3, 2009.	Current Report on Form 8-K (File No. 000-33491), filed June 9, 2009, Exhibit 16.1
99.1	Press release dated as of August 23, 2010.	*
99.2	Green Energy Management Services, Inc. unaudited interim financial statements for the six-month period ended June 30, 2010.	*
99.3	CDSS Wind Down, Inc. unaudited pro forma financial information.	*
_________________
†	Indicates management contract or compensation plan or arrangement
*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.

Dated: August 26, 2010	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer